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                                  EXHIBIT 10.34



                      SPECIAL SITUATIONS FUND STOCK WARRANT

                                    EXHIBIT B


      THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER ANY STATE SECURITIES LAWS. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED, SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THESE SECURITIES UNDER THE ACT OR APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS. INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.


                                                             Warrant to Purchase
                                               __________ Shares of Common Stock
                                                         (Subject to Adjustment)



                               VERSANT CORPORATION

                          COMMON STOCK PURCHASE WARRANT



        VERSANT CORPORATION, a California corporation (the "Company"), hereby certifies that, for value received, ________________ is entitled, subject to the terms set forth below, to purchase from the Company, on the terms hereof, _________ fully paid and nonassessable shares of Common Stock of the Company.

        The purchase price per share of such Common Stock shall be $2.25 (the "Exercise Price"). The number and character of such shares of Common Stock are subject to adjustment as provided below.

        As used herein the following terms, unless the context otherwise requires, have the following respective meanings:





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           (a) The term "Company" includes any corporation which shall succeed to or assume the obligations of the Company hereunder.

           (b) The term "Common Stock" shall mean the Common Stock of the Company, and any other securities or property of the Company or of any other person (corporate or otherwise) which the holder of this Warrant at any time shall be entitled to receive on the exercise hereof, in lieu of or in addition to Common Stock, or which at any time shall be issuable in exchange for or in replacement of Common Stock.

           (c) The term "Blackout Period" shall mean any period during which the ability of the holder of this Warrant to resell the Common Stock issued or issuable upon exercise of this Warrant pursuant to the Registration Statement (as defined in the Registration Rights Agreement) has been suspended, pursuant to Section 2.4.3 of the Registration Rights Agreement or otherwise.

           (d) The term "Registration Rights Agreement" shall mean that certain Registration Rights Agreement among the Company, the initial holder of this Warrant and certain third parties dated as of December 28, 1998.

        1. Initial Exercise Date; Expiration. This Warrant may be exercised at any time or from time to time. It shall expire upon the earlier of (i) December 28, 2001, (ii) an acquisition of the Company (whether by merger, consolidation, tender offer or otherwise) in which the Company's shareholders prior to the acquisition own less than a majority of the surviving corporation, or the sale of all or substantially all of the Company's assets (any of such transactions, an "Acquisition"), or (iii) 15 business days after the Company gives notice to the holder that the Company's stock price on the Nasdaq National Market or other primary market for the Company's stock has closed with a closing bid price above $4.00 for ten consecutive business days (the earlier of all such dates, the "Expiration Date"). After the Expiration Date, this Warrant shall terminate, and shall be void and of no further force and effect; provided, however, that if the Expiration Date is triggered by (i) or (iii) above and falls during or within 30 days after a Blackout Period, this Warrant shall not terminate until 30 days after the end of such Blackout Period; and provided, further, that for the Expiration Date to be triggered by (iii) above, the Company must furnish the above-mentioned notice to the holder within five business days following the ten consecutive business day trading period specified in (iii) above.

        2. Exercise of Warrant; Partial Exercise. This Warrant may be exercised in full or in part by the holder hereof by surrender of this Warrant, with the form of subscription attached hereto and the completion of an appropriate investment representation letter, as may be reasonably required by the Company, duly executed by such holder, to the Company at its principal office, accompanied by payment, in cash, by certified or official bank check payable to the order of the Company or by wire transfer, of the purchase price of the shares of Common Stock to be purchased hereunder. For any partial exercise hereof, the holder shall designate in the subscription the number of shares of Common Stock that it wishes to purchase. On any such partial exercise, the Company at its expense shall forthwith issue and deliver to the holder hereof a new warrant of like tenor, in the name of the holder hereof, which shall be exercisable for such





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number of shares of Common Stock represented by this Warrant which have not been purchased upon such exercise.

        3. When Exercise Effective. The exercise of this Warrant shall be deemed to have been effected immediately prior to the close of business on the business day on which this Warrant is surrendered to the Company as provided in Section 2 and at such time the person in whose name any certificate for shares of Common Stock shall be issuable upon such exercise, as provided in Section 4, shall be deemed to be the record holder of such Common Stock for all purposes.

        4. Delivery on Exercise; Penalty for Failure to Deliver. As soon as practicable, and in any event within three business days, after the exercise of this Warrant in full or in part, the Company at its expense (including the payment by it of any applicable issue taxes) will cause to be issued in the name of and delivered to the holder hereof, or as such holder may direct, a certificate or certificates for the number of fully paid and nonassessable full shares of Common Stock to which such holder shall be entitled on such exercise, together with cash, in lieu of any fraction of a share, equal to such fraction of the current market value of one full share as determined in good faith by the Board of Directors. If the Company fails to fulfill its obligations under the previous sentence, and if, as a result, the holder of this Warrant is obligated to and does buy shares in the market to meet an obligation to deliver shares of the Common Stock, then the Company shall pay to the holder of this Warrant, as liquidated damages, the amount, if any, by which the cost of purchasing such shares in the market exceeds the net proceeds received by such holder from the sale of the shares which such holder anticipated receiving upon exercise of this Warrant.

        5. Adjustment of Exercise Price and Number of Shares. The number and character of the shares of Common Stock issuable upon exercise of this Warrant (or any shares of stock or other securities at the time issuable upon exercise of this Warrant) and the Exercise Price therefor, are subject to adjustment upon the occurrence of the following events:

           5.1 Adjustment for Stock Splits, Stock Dividends, etc. The Exercise Price of this Warrant and the number of shares of Common Stock issuable upon exercise of this Warrant (or any shares of stock or other securities at the time issuable upon exercise of this Warrant) shall be appropriately adjusted to reflect any stock dividend, stock split, combination of shares, or similar event affecting the number of outstanding shares of Common Stock (or such other stock or securities). For example if there should be a two-for-one (2-for-1) stock split, the Exercise Price would be divided by two (2) and the number of shares that may be purchased pursuant hereto would be doubled.

           5.2 Adjustment for Other Dividends and Distributions. In case the Company shall make or issue, or shall fix a record date for the determination of eligible holders entitled to receive, a dividend or other distribution with respect to the Common Stock (or any shares of stock or other securities at the time issuable upon exercise of the Warrant) payable in (i) securities of the Company (other than shares of Common Stock) or (ii) assets (excluding cash dividends paid or payable solely out of retained earnings), then in each case, the holder of this Warrant on exercise hereof at any time after the consummation, effective date or record date of





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such event, shall receive, in addition to the Common Stock (or such other stock or securities) issuable on such exercise prior to such date, the securities or such other assets of the Company to which such holder would have been entitled upon such date if such holder had exercised this Warrant immediately prior thereto (all subject to further adjustment as provided in this Warrant).

           5.3 Adjustment for Reorganization, Consolidation, Merger, etc. In case of any consolidation or merger of the Company with or into any other corporation, entity or person, or any other corporate reorganization, other than an Acquisition, in which the Company shall not be the continuing or surviving entity of such consolidation, merger or reorganization (any such transaction being hereinafter referred to as a "Reorganization"), then, in each case, the holder of this Warrant, on exercise hereof at any time after the consummation or effective date of such Reorganization (the "Effective Date"), shall receive, in lieu of the Common Stock issuable on such exercise prior to the Effective Date, the stock and other securities and property (including cash) to which such holder would have been entitled upon the Effective Date if such holder had exercised this Warrant immediately prior thereto (all subject to further adjustment as provided in this Warrant). Nothing in this Section 5.3 shall limit the expiration provisions set forth in Section 1 hereof.

           5.4 Reclassification or Recapitalization. If the Company's Common Stock (or any other shares of stock issuable at any time upon exercise of this Warrant) shall be changed into shares of any other class or series of the Company's stock, whether pursuant to reclassification, recapitalization or similar change, then the holder of this Warrant, upon exercise hereof, at any time after the effective date of such reclassification, recapitalization or similar event, shall receive, in lieu of the Common Stock issuable (or any other shares of stock then issuable upon exercise of this Warrant) on exercise immediately prior to such date, the stock and/or other securities and/or property to which such holder would have been entitled upon such date if such holder had exercised this Warrant immediately prior thereto (all subject to further adjustment as provided in this Warrant).

           5.5 Price-Based Anti-Dilution. The Exercise Price of this Warrant in effect at any time and the number of securities purchasable upon the exercise of this Warrant shall be subject to adjustment from time to time upon the happening of the following events:

               (a) In the event that the Company shall issue or sell any shares of Common Stock (except as provided in Section 5.5(d) hereof) for a consideration per share less than the Exercise Price in effect immediately prior to such issue or sale, then the Exercise Price, as of the date of such issue or sale, shall be reduced to such lesser price (calculated to the nearest cent) as shall be determined by multiplying the Exercise Price in effect immediately prior thereto by a fraction, the numerator of which shall be the sum of (i) the number of shares of Common Stock outstanding immediately prior to the issuance or sale of such additional shares and (ii) the number of shares of Common Stock which the aggregate consideration received for the issuance or sale of such additional shares would purchase at the Exercise Price then in effect, and the denominator of which shall be the number of shares of Common Stock outstanding immediately after the issuance or sale of such additional shares.





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               (b) For the purposes of Section 5.5(a) above, the following subparagraphs (i) to (v), inclusive, shall be applicable:

                   (i) If at any time the Company shall issue or sell any rights to subscribe for, or any rights or options to purchase, Common Stock or any stock or other securities convertible into or exchangeable for Common Stock (such convertible or exchangeable stock or securities being hereinafter called "Convertible Securities"), whether or not such rights or options or the right to convert or exchange any such Convertible Securities shall be immediately excercisable, and the price per share for which Common Stock shall be issuable upon the exercise of such rights or options or upon conversion or exchange of such Convertible Securities (determined by dividing (1) the total amount, if any, received or receivable by the Company as consideration for the granting of such rights or options, plus the minimum aggregate amount of additional consideration payable to the Company upon the exercise of such rights or options, plus, in the case of any such rights or options which shall relate to Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable upon the issue or sale of such Convertible Securities and upon the conversion or exchange thereof, by (2) the total number of shares of Common Stock issuable upon the exercise of such rights or options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such rights or options) shall be less than the Exercise Price in effect immediately prior to the time of the issue or sale of such rights or options then the total number of shares of Common Stock issuable upon the exercise of such rights or options or upon conversion or exchange of the total amount of such Convertible Securities issuable upon the exercise of such rights or options shall (as of the date of granting of such rights or options) be deemed to be outstanding and to have been issued for such price per share, and except as provided in Section 5.5(c) no further adjustments of the Exercise Price shall be made upon the actual issue of such Common Stock or of such Convertible Securities, upon the exercise of such rights or options or upon the actual issue of such Common Stock upon conversion or exchange of such Convertible Securities.

                   (ii) If at any time the Company shall issue or sell any Convertible Securities, whether or not the rights to exchange or convert thereunder shall be immediately exercisable, and the price per share for which Common Stock shall be issuable upon such





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                          conversion or exchange (determined by dividing (1) the
                          total amount received or receivable by the Company as consideration for the issue or sale of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Company upon the conversion or exchange thereof, by (2) the total number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities) shall be less than the Exercise Price in effect immediately prior to the time of such issue or sale, then the total number of shares of Common Stock issuable upon conversion or exchange of all such Convertible Securities shall (as of the date of the issue or sale of such Convertible Securities) be deemed to be outstanding and to have been issued for such price per share, and, except as provided in paragraph Section 5.5(c) no further adjustments of the Exercise Price shall be made upon the actual issue of such Common Stock upon conversion or exchange of such Convertible Securities. In addition, if any issue or sale of such Convertible Securities shall be made upon exercise of any rights to subscribe for or to purchase or any option to purchase any such Convertible Securities for which adjustments of the Exercise Price shall have been or shall be made pursuant to other provisions of this
                          Section 5.5(b), no further adjustment of the Exercise Price shall be made by reason of such issue or sale.

                   (iii) If at any time any shares of Common Stock or Convertible Securities or any rights or options to purchase any such Common Stock or Convertible Securities shall be issued or sold for cash, the consideration received therefor shall be deemed to be the amount received by the Company therefor, without deduction therefrom of any expenses incurred or any underwriting commissions or concessions or discounts paid or allowed by the Company in connection therewith. In case any shares of Common Stock or Convertible Securities or any rights or options to purchase any such Common Stock or Convertible Securities shall be issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Company shall be deemed to be the fair value of such consideration as determined by the Board of Directors, without deduction therefrom of any expenses incurred or any underwriting commissions or concessions or discounts paid or allowed by the Company in connection therewith. In case any shares of Common Stock or Convertible Securities or any rights or options to purchase any such





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                          Common Stock or Convertible Securities shall be issued
                          in connection with any merger of another corporation into the Company, the amount of consideration therefor shall be deemed to be the fair value of such merged corporation as determined by the Board of Directors reduced by all cash and other consideration (if any) paid by the Company in connection with such merger.

                   (iv) If at any time the Company shall take a record of the holders of Common Stock for the purpose of entitling them (1) to receive a dividend or other distribution payable in Common Stock or in Convertible Securities, or (2) to subscribe for or purchase Common Stock or Convertible Securities, then such record date shall be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

                   (v) The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Company, provided that such shares are neither issued, sold or otherwise distributed by the Company,

               (c) If the purchase or exercise price provided for in any right or option referred to in Section 5.5(b)(i), or the rate at which any Convertible Securities referred to in Section 5.5(b)(i) or (ii) shall be convertible into or exchangeable for Common Stock, shall change or a different purchase or exercise price or rate shall become effective at any time or from time to time, then, upon such change becoming effective, the Exercise Price then in effect hereunder shall forthwith be increased or decreased to such Exercise Price as would have been in effect had the adjustments made upon the granting or issuance of such rights or options or Convertible Securities been made upon the basis of (i) the issuance of the number of shares of Common Stock theretofore actually delivered upon the exercise of such options or rights or upon the conversion or exchange of such Convertible Securities consideration received therefor and (ii) the granting or issuance at the time of such change of any such options, rights or Convertible Securities then still outstanding for the consideration, if any, received by the Company therefor and to be received on the basis of such changed price.

               (d) The Company shall not be required to make any adjustment to the Exercise Price in the case of:

                   (i) options or shares granted or issued pursuant to any employee incentive plan approved by the Company's Board of Directors as of the date hereof, including, without limitation, options currently outstanding or granted in the future under the





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                          Company's 1996 Employee Stock Purchase Plan, 1996
                          Directors Stock Option Plan or 1996 Equity Incentive Plan.

                   (ii) the issuance of shares of Common Stock pursuant to the exercise of any warrants or conversion of any convertible notes outstanding on the date hereof;

                   (iii) the issuance of shares of Common Stock pursuant to the Common Stock and Warrant Purchase Agreement between the Company and the original holder of this Warrant; and

                   (iv) the issuance of shares of Common Stock upon the exercise of any of the Warrants.


               (e) Whenever the Exercise Price payable upon exercise of this Warrant shall be adjusted pursuant to this Section 5.5, the number of shares purchasable upon exercise hereof simultaneously shall be adjusted by multiplying the number of shares issuable immediately prior to such adjustment by the Exercise Price in effect immediately prior to such adjustment and dividing the product so obtained by the Exercise Price, as adjusted.

           5.6 Certificate as to Adjustments. In case of any adjustment or readjustment in the number, price or kind of securities issuable on the exercise of this Warrant, the Company will promptly give written notice thereof to the holder of this Warrant in the form of a certificate, setting forth such adjustment or readjustment and showing in reasonable detail the facts upon which such adjustment or readjustment is based.

        6. Impairment. The Company will not, by amendment of its Articles of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holder of this Warrant against impairment. Without limiting the generality of the foregoing, the Company (a) will not increase the par value of any shares of stock receivable on the exercise of this Warrant above the amount payable therefor on such exercise, (b) will at all times reserve and keep available a number of its authorized shares of Common Stock, free from all preemptive rights therein, which will be sufficient to permit the exercise of this Warrant, and (c) shall take all such action as may be necessary or appropriate in order that all shares of Common Stock as may be issued pursuant to the exercise of this Warrant will, upon issuance, be duly and validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issue thereof.

        7. Replacement of Warrants. On receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of any such loss, theft or destruction of this Warrant, on delivery of an indemnity agreement reasonably satisfactory in form and amount to the Company or, in the case of any such





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mutilation, on surrender and cancellation of such Warrant, the Company at its expense will execute and deliver, in lieu thereof, a new Warrant of like tenor.

        8. Transfer. Subject to the transfer conditions referred to in the legend endorsed hereon, this Warrant and all rights hereunder are transferable, in whole or in part, without charge to the holder hereof upon surrender of this Warrant with a properly executed assignment (in the form annexed hereto) at the principal office of the Company. Upon any partial transfer, the Company will at its expense issue and deliver to the holder hereof a new Warrant of like tenor, in the name of the holder hereof, which shall be exercisable for such number of shares of Common Stock which were not so transferred.

        9. No Rights or Liability as a Shareholder. This Warrant does not entitle the holder hereof to any voting rights or other rights as a shareholder of the Company. No provisions hereof, in the absence of affirmative action by the holder hereof to purchase Common Stock, and no enumeration herein of the rights or privileges of the holder hereof shall give rise to any liability of such holder as a shareholder of the Company.

        10. Notices.

            (a) Prior to any merger, consolidation, sale of all or substantially all of the Company's assets, or any taking by the Company of a record of the holders of any class of securities of the Company for the purpose of determining the holders thereof who are entitled to receive any dividend (excluding cash dividends paid or payable solely out of retained earnings), or other distribution, the Company will provide to the holder of this Warrant at least twenty (20) days prior to the closing of such event or the earliest record date specified therein, a notice specifying:

                (i) The date on which any such record is to be taken for the purpose of such dividend or distribution, and the amount and character of such dividend or distribution; or

                (ii) The expected closing date of any merger, consolidation or sale of assets, and that upon the closing of such event, this Warrant will automatically expire if not previously exercised.

            (b) All notices referred to in this Warrant shall be in writing and shall be delivered personally or by certified or registered mail, return receipt requested, postage prepaid or by Federal Express or other recognized express courier and will be deemed to have been given when so delivered or mailed (i) to the Company, at its principal executive offices and (ii) to the holder of this Warrant, at such holder's address as it appears in the records of the Company (unless otherwise indicated by such holder).

        11. Amendment. This Warrant is one of a series of Warrants providing for the purchase, in the aggregate, of up to 350,000 shares of the Company's Common Stock (the "Warrant Series"). The provisions of this Warrant may be amended and/or waived, either prospectively or retroactively, with the written approval of the Company and the holder(s) of Warrant(s) to purchase a majority of the shares of Common Stock purchasable upon exercise of





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all of the outstanding Warrants in the Warrant Series. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of any of the Warrants at the time outstanding and the Company. The Warrant(s) may only be amended in writing.

        12. Miscellaneous. This Warrant is being delivered in the State of New York and shall be governed by and construed and enforced in accordance with the internal laws of the State of New York (without reference to any principles of the conflicts of laws). The headings in this Warrant are for purposes of reference only, and shall not limit or otherwise affect any of the terms hereof.

        13. Entire Agreement. This Warrant, together with all attachments hereto, constitutes the entire understanding and agreement of the Company and the holder of this Warrant with respect to the subject matter hereof and supersedes all prior understandings and agreements with respect to such matters.



Dated:  December 28, 1998               VERSANT CORPORATION


                                        By: ____________________________________

                                        Name: __________________________________

                                        Title: _________________________________















                           [SIGNATURE PAGE TO WARRANT]





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



                             ATTACHMENT A TO WARRANT

                              FORM OF SUBSCRIPTION

                   (To be signed only on exercise of Warrant)


To:     VERSANT CORPORATION

        The undersigned, the holder of the within Warrant, hereby irrevocably elects to exercise the purchase rights represented by such Warrant for, and to purchase thereunder, ___________* shares of Common Stock of VERSANT CORPORATION, and herewith makes payment of $___________ therefor, and requests that the certificates for such shares be issued in the name of, and delivered to _______ _______________________ , whose address is ____________________________________.


                                     ___________________________________________
                                     (Signature must conform in all respects to name of holder as specified on the face of the Warrant)


                                     ___________________________________________
                                              (Print Warrantholder Name)

                                     ___________________________________________

                                     ___________________________________________
                                                       (Address)

Dated:

__________________

* Insert here the number of shares as to which the Warrant is being exercised.














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



                             ATTACHMENT B TO WARRANT

                               FORM OF ASSIGNMENT

                   (To be signed only on transfer of Warrant)



        For value received, the undersigned hereby sells, assigns, and transfers unto ______________ the right represented by the within Warrant to purchase shares of Common Stock of VERSANT CORPORATION, to which the within Warrant relates, and appoints __________________________ Attorney to transfer such right on the books of _________________________ with full power of substitution in the premises.


                                     ___________________________________________
                                     (Signature must conform in all respects to name of holder as specified on the face of the Warrant)


                                     ___________________________________________
                                              (Print Warrantholder Name)

                                     ___________________________________________

                                     ___________________________________________
                                                       (Address)

Dated: ________________









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